Exhibit 3.1

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

DASEKE, INC.

Pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”)

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Josiane M. Langlois, being a duly elected officer of Daseke, Inc., a Delaware corporation organized and existing under and by virtue of the DGCL, does hereby certify as follows:

The name of the corporation is Daseke, Inc. (the “Corporation”). The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on April 29, 2015, as amended by that certain Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on July 22, 2015, and as further amended by that certain Second Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on February 27, 2017 (the “Second Amended and Restated Certificate”).

This Third Amended and Restated Certificate of Incorporation restates and amends the Second Amended and Restated Certificate.

That the Board of Directors of the Corporation, pursuant to unanimous written consent, adopted resolutions authorizing the Corporation to amend, integrate and restate the Corporation's Second Amended and Restated Certificate in its entirety, as set forth herein:

FIRST. The name of the corporation is Daseke, Inc. (the “Corporation”).

SECOND. The address of the Corporation’s registered office in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH. The total amount of stock this Corporation is authorized to issue is 100 Shares with a par value of $1.00 per share.

FIFTH. Indemnification and Advancement of Expenses.

(a)
To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Article FIFTH or otherwise. The rights to indemnification and advancement of expenses conferred by this Article FIFTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Article FIFTH, section (a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
(b)
The rights to indemnification and advancement of expenses conferred on any indemnitee by this Article FIFTH shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Third Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws of the Corporation, an agreement, vote of stockholders or disinterested directors, or otherwise
(c)
Any repeal or amendment of this Article FIFTH by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Third Amended and Restated Certificate of Incorporation inconsistent with this Article FIFTH, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
(d)
This Article FIFTH shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

IN WITNESS WHEREOF, the undersigned, being a duly elected officer of the Corporation,

for the purpose of amending and restating the Second Amended and Restated Certificate of Incorporation, pursuant to the DGCL, under penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto signed this Third Amended and Restated Certificate of Incorporation on this 1st day of April, 2024.

DASEKE, INC.

By: /s/ Josiane M. Langlois

Name: Josiane M. Langlois

Title: Authorized Officer